UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

October 26, 2023

Date of Report (Date of earliest event reported)

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 N. Irving St

Allentown, Pennsylvania 18109

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 26, 2023 (the “Closing Date”), Shift4 Payments, Inc., a Delaware corporation (the “Company” or “Shift4”) completed its previously announced acquisition (the “Acquisition”) of Credorax, Inc. a company incorporated under the laws of the British Virgin Islands and d/b/a Finaro (“Finaro”), pursuant to an agreement and plan of merger dated as of March 1, 2022, and as amended by letter agreements dated March 1, 2023 and July 30, 2023 (the “Merger Agreement”) with Finaro alongside its wholly owned subsidiaries formed for the purposes of the acquisition (collectively, the “Shift4 Subs”) and (iii) certain sellers named in the Merger Agreement (the “Sellers”). The Company, Shift4 LLC, Shift4 Subs are hereinafter referred to as “Buyer Group”.

The consideration for the Acquisition consisted of (i) payment by the Buyer Group of $200.0 million in cash and $325.0 million in Class A common stock with customary lock-up provisions for up to 12 months following completion of the Acquisition; (ii) additional consideration for the Merger of $50.0 million in Class A common stock of the Company, with customary lock-up provisions for up to 12 months following completion of the Acquisition paid by the Buyer Group and further distributed contingent upon the achievement of certain milestones as specified in the Merger Agreement; and (iii) $25.0 million in employee incentives paid by the Buyer Group in the form of restricted stock units in the Company, issued to the relevant employees under the Shift4 Payments, Inc. Amended and Restated 2020 Stock Incentive Plan.

The Merger Agreement contains customary representations and warranties by Finaro and the Buyer Group. The Merger Agreement contains indemnification obligations of the Sellers and the Buyer Group arising from breach of any fundamental representation, certain specified matters or any fraud or willful breach by the Sellers. The breach of business warranties provided by Finaro is covered through a representation and warranty insurance policy of the Buyer Group. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference into this Item 3.02.

As described in Item 2.01 of this Current Report on Form 8-K, (i) on the Closing Date, the Company offered and sold $325.0 million in Class A common stock, in each case, in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company also agreed to issue additional shares of Class A common stock as the equity component of earnout consideration for the Merger in an amount up to $50.0 million. None of the securities have been or will be registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to file a shelf registration statement for the resale of a portion of the aforementioned securities. This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 7.01. Regulation FD Disclosure.

On October 26, 2023, Shift4 issued a press release announcing the completion of the Acquisition, which press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by Shift4 under the Securities Act, or under the Exchange Act, unless Shift4 expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any financial statements required by Item 9.01(a) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Any pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*	Merger Agreement by and among Credorax Inc., Shift4 Payments, LLC, Shift4 (BVI) Limited, Krieg Merger Sub Limited, and the other parties thereto, as amended.

99.1	Press release, dated October 26, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10). Such omitted information is not material and the registrant customarily and actually treats such information as private or confidential. Additionally, schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Items 601(a)(5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2023	SHIFT4 PAYMENTS, INC.

	By:	/s/ Jordan Frankel
Jordan Frankel
Secretary, General Counsel and Executive Vice President, Legal, Risk and Compliance